THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE TRANSFERRED, RESOLD, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                             TELENETICS CORPORATION

         8% Convertible Subordinated Unsecured Promissory Note due 2001

$_________________                                       Lake Forest, California
                                                              September 15, 2000

         FOR VALUE RECEIVED, the undersigned, TELENETICS CORPORATION, a California corporation (the "COMPANY"), hereby promises to pay to ___________________________________________, or registered assigns, the principal sum of ___________________________________________________
($___________), at maturity as set forth in SECTION 1 below, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof at the rate of 8% per annum.

         1. PAYMENTS. Interest on the unpaid principal portion of this Note will accrue at a rate of 8% per annum and is payable in full at maturity on March 15, 2001. The undersigned may prepay all or part of the outstanding principal balance of this Note, together with all accrued but unpaid interest thereon, only in accordance with this Note. All payments of principal of and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

         2. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following respective meanings:

                  "COMMON STOCK" shall mean the Company's common stock, no par value per share.

                  "SENIOR INDEBTEDNESS" shall mean the principal of and unpaid interest on all indebtedness of the Company regardless of whether incurred on, before or after the date of this Note (i) for money borrowed from any bank, savings and loan or other financial institution, and is evidenced by notes, bonds, debentures or other written obligations and (ii) in connection with any renewals or extensions of any indebtedness described in (i) above; PROVIDED, HOWEVER, that the term shall not include indebtedness which by the terms of the instrument creating or evidencing it is subordinated to or on a parity with this Note.

         3. SUBORDINATION. The provisions of this SECTION 3 apply notwithstanding anything to the contrary contained in this Note. The Company covenants and agrees, and the holder of this Note, by such holder's acceptance hereof, likewise covenants and agrees, that the indebtedness represented by this Note and the payment of the principal of and interest on this Note are hereby expressly made subordinate and subject in right of the prior payment in full of all Senior Indebtedness.

         4. DEFAULT.

                  4.1 EVENTS OF DEFAULT. If any of the following events (herein called "EVENTS OF DEFAULT") shall occur:

                           (a) the Company shall default in the payment of any
part of the principal of or interest on this Note;

                           (b) a court having jurisdiction in the premises shall
enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

                           (c) the Company shall commence a voluntary case under
any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing;

then and in any such event the holder of this Note may at any time (unless all defaults theretofore or thereupon shall have been remedied) at its option, by written notice to the Company, declare this Note to be due and payable, whereupon the same shall forthwith mature and become due and payable without presentment, demand, protest or other notice, all of which are hereby waived.

                  4.2 REMEDIES ON AND NOTICES OF DEFAULT. Subject to the provisions of SECTION 3, in case any one or more Events of Default shall occur, the holder of this Note may proceed to protect and enforce the rights of such holder by a suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms or provisions hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default under this Note, the Company will pay to the holder of this Note such further amount as shall be sufficient to cover the reasonable cost and expense of enforcement, including, without limitation, reasonable attorneys' fees. If the holder of this Note shall give any notice or take any other action in respect of a claimed default, the Company shall forthwith give written notice thereof to all other holders of similarly subordinated notes at the time outstanding, describing the notice or action and the nature of the claimed default. No course of dealing and no delay on the part of any holder of this Note in exercising any right shall operate as a waiver thereof or otherwise prejudice such holder's rights or the rights of the holder of any similarly subordinated notes. No remedy conferred by this Note upon the holder shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

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

         5. CONVERSION. Any holder of this Note may convert all or any portion of the outstanding principal amount of this Note and accrued and unpaid interest thereon into a number of shares of the Company's Common Stock computed by dividing such principal amount by $1.625.

         6. LIQUIDATING DIVIDENDS. If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay to the holder of this Note at the time of payment thereof the Liquidating Dividends which would have been paid on the Common Stock had the entire outstanding principal amount of this Note been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

         7. MISCELLANEOUS.

                  (a) This Note shall be governed by and construed in accordance with the laws of the State of California. If any one or more of the provisions contained in this Note shall for any reason be found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the parties agree that such court may modify such provision to the extent necessary to make it valid, legal and enforceable. In any event, such provision shall be separable and shall not limit or affect the validity, legality or enforceability of any other provision hereunder.

                  (b) If this Note is collected by law or through an attorney for collection or enforcement, the holder hereof shall be entitled to collect reasonable attorneys' fees and all costs of collection from the Company. The Company hereby waives presentment for payment, notice of nonpayment, protest and notice of protest.

                  (c) Unless otherwise specifically stated herein, all notices, demands, payments or other communications to be given or delivered pursuant to this Note shall be in writing and shall be given to the Company at its principal executive offices and to the holder of this Note at the holder's last known address as shown in the records of the Company.

                  (d) All of the covenants contained herein shall bind the Company, its successors and assigns.

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

         IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first written above.

                                              TELENETICS CORPORATION



                                              By:
                                                  ---------------------------
                                                  Terry Parker, President and
                                                  Chief Executive Officer

Acknowledged and agreed:


Signature:______________________________

Print Name:____________________________

Date:__________________________________


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